EXECUTION COPY

GREENWICH CAPITAL ACCEPTANCE, INC.,

as Purchaser,

PROVIDENT FUNDING ASSOCIATES, L.P.,

as a Seller

and

PROVIDENT ASSET MANAGEMENT, L.P.,

as a Seller

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of October 1, 2005

Adjustable-Rate Mortgage Loans

Provident Funding Mortgage Loan Trust 2005-2

Mortgage Pass-Through Certificates, Series 2005-2

Table of Contents

Page

ARTICLE I.
DEFINITIONS AND SCHEDULES

Section 1.01.

Definitions.

1

ARTICLE II.
SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01.

Sale of Mortgage Loans.

1

Section 2.02.

Obligations of the Sellers Upon Sale.

2

Section 2.03.

Payment of Purchase Price for the Mortgage Loans.

2

ARTICLE III.
REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01.

Seller Representations and Warranties Relating to the

   Mortgage Loans.

3

Section 3.02.

Sellers’ Representations and Warranties.

12

Section 3.03.

Remedies for Breach of Representations and Warranties.

13

ARTICLE IV.
SELLERS’ COVENANTS

Section 4.01.

Covenants of the Sellers.

13

ARTICLE V.

INDEMNIFICATION

Section 5.01.

Indemnification.

14

ARTICLE VI.
TERMINATION

Section 6.01.

Termination.

14

ARTICLE VII.
MISCELLANEOUS PROVISIONS

Section 7.01.

Amendment.

14

Section 7.02.

Governing Law.

14

Section 7.03.

Notices.

15

Section 7.04.

Severability of Provisions.

15

Section 7.05.

Counterparts.

15

Section 7.06.

Further Agreements.

15

Section 7.07.

Intention of the Parties.

16

Section 7.08.

Successors and Assigns: Assignment of Purchase Agreement.

16

Schedule I:

Mortgage Loan Schedule - PFA.

I-1

Schedule II:

Mortgage Loan Schedule - PAM.

II-1

THIS MORTGAGE LOAN PURCHASE AGREEMENT, dated as of October 1, 2005 (the “Agreement”), is made and entered into between Provident Funding Associates, L.P. (“PFA”), as a seller (a “Seller”), Provident Asset Management, L.P. (“PAM”), as a seller (a “Seller” and together with PFA, the “Sellers”) and Greenwich Capital Acceptance, Inc. the “Purchaser”).

W I T N E S S E T H

WHEREAS, PFA is the owner of the notes or other evidence of indebtedness (the “Mortgage Notes”) so indicated on Schedule I hereto referred to below, and the other documents or instruments constituting the Mortgage File (collectively, the “PFA Mortgage Loans”); and

WHEREAS, PAM is the owner of the notes or other evidence of indebtedness (the “Mortgage Notes”) so indicated on Schedule II hereto referred to below, and the other documents or instruments constituting the Mortgage File (collectively, the “PAM Mortgage Loans” and together with the PFA Mortgage Loans, the “Mortgage Loans”); and

WHEREAS, the Sellers, as of the date hereof, own the mortgages (the “Mortgages”) on the properties (the “Mortgaged Properties”) securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

WHEREAS, the parties hereto desire that the Sellers sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

WHEREAS, pursuant to the terms of that certain Pooling and Servicing Agreement dated as of October 1, 2005 (the “Pooling and Servicing Agreement”) among the Purchaser, as depositor, PAM, as a seller (in such capacity, a “Seller”), PFA, as a seller and servicer (in its capacity as a seller, a “Seller” and in its capacity, as servicer, the “Servicer”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and securities administrator (in such capacity, the “Securities Administrator”), and Deutsche Bank National Trust Company, as trustee and custodian (in its capacity as trustee, the “Trustee” and in its capacity as custodian, the “Custodian”), the Purchaser will convey the Mortgage Loans to Provident Funding Mortgage Loan Trust 2005-2 (the “Trust”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS AND SCHEDULES

Section 1.01.

Definitions.  Any capitalized term used but not defined herein and below shall have the meaning assigned thereto in the Pooling and Servicing Agreement or the related Prospectus Supplement.

ARTICLE II.

SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01.

Sale of Mortgage Loans. The Sellers, concurrently with the execution and delivery of this Agreement, do hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of their right, title and interest in, to and under (i) each Mortgage Loan, including the related Cut-Off Date Principal Balance, all interest and principal due thereon after the Cut-Off Date, but excluding payments of interest and principal due on or before the Cut-Off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) their interest in any insurance policies in respect of the Mortgage Loans; and (iv) all proceeds of any of the foregoing.

Section 2.02.

Obligations of the Sellers Upon Sale. In connection with the transfer pursuant to Section 2.01 hereof, each Seller further agrees, at its own expense, on or prior to the Closing Date, (a) to indicate in its books and records that the related Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-Off Date, (i) its account number and (ii) the Cut-Off Date Principal Balance and such file, which forms a part of Schedule I or Schedule II, as applicable, to the Pooling and Servicing Agreement, shall also be marked as Schedule I or Schedule II, respectively, to this Agreement and is hereby incorporated into and made a part of this Agreement.

In connection with such conveyance by the Sellers, each Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as long as it is the Custodian under the Pooling and Servicing Agreement, or the custodian appointed pursuant to the Pooling and Servicing Agreement to act on behalf of the Trustee, on or before the Closing Date, the documents described in Section 2.01 of the Pooling and Servicing Agreement.

Each Seller hereby confirms to the Purchaser and the Trustee that it has, at the direction of the Purchaser, made the appropriate entries in its general accounting records, to indicate that the Mortgage Loans have been transferred to the Trustee, as long as it is the Custodian under the Pooling and Servicing Agreement, or the custodian appointed pursuant to the Pooling and Servicing Agreement to act on behalf of the Trustee, and that the Mortgage Loans constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

The Purchaser hereby acknowledges its acceptance of all right, title and interest in, to and under the Mortgage Loans and other property, now existing or hereafter created, conveyed to it pursuant to Section 2.01.

The parties hereto intend that the transaction set forth herein be a non-recourse sale by each Seller to the Purchaser of all of each Seller’s right, title and interest in, to and under the Mortgage Loans and other property described in Section 2.01.  Nonetheless, in the event the transaction set forth herein is deemed not to be a sale, each Seller hereby grants to the Purchaser a security interest in all of each Seller’s right, title and interest in, to and under the Mortgage Loans and other property described in Section 2.01, whether now existing or hereafter created, to secure all of such Seller’s obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.  The Sellers and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Pooling and Servicing Agreement.

Section 2.03.

Payment of Purchase Price for the Mortgage Loans.  In consideration of the sale of the Mortgage Loans from the Sellers to the Purchaser on the Closing Date, the Purchaser agrees to pay to PFA and PAM on the Closing Date by transfer of immediately available funds, an amount equal to $409,064,336.61 and to transfer to (i) PFA, the Class A-R Certificates, (ii) PAM, the Class 3-A and Class 4-A Certificates and (iii) the Sellers or their designees on the Closing Date the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (the “Purchase Price”).  The Sellers shall pay, and be billed directly for, all reasonable expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, blue sky registration fees and expenses, fees of the rating agencies requested to rate the Certificates, the fees and expenses of the Trustee and other out-of-pocket costs, if any, printing fees and expenses incurred in connection with the prospectus and Private Placement Memorandum relating to the Certificates, accountant’s fees and expenses, and fees and expenses of the Purchaser’s counsel incurred in connection with the issuance and sale of the Certificates.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01.

Sellers Representations and Warranties Relating to the Mortgage Loans. Each Seller hereby represents and warrants to the Purchaser with respect to each Mortgage Loan sold by it hereunder that as of the Closing Date or as of such date specifically provided herein:

(a)

Each Mortgage Loan has an original term to maturity of no more than 360 months, each Mortgage Loan is an adjustable rate Mortgage Loan and has payments due on the first day of the month and each such Mortgage Loan is fully amortizing, effective with the first payment due after each Adjustment Date, the Monthly Payment for each Mortgage Loan will be adjusted to an amount which would amortize fully the outstanding Principal Balance of such Mortgage Loan over its remaining term and pay interest at the Loan Rate so adjusted on the first Adjustment Date and on each Adjustment Date thereafter the Loan Rate on each Mortgage Loan will be adjusted to equal the sum of the Index and the related Margin, rounded to the nearest multiple of 0.125% (subject to the limitations set forth in the related Mortgage Note);

(b)

PFA represents and warrants that the information set forth on Schedule I hereto, and PAM represents and warrants that the information set forth on Schedule II hereto, is true and correct in all material respects as of the Cut-Off Date or such other date as may be indicated in each such schedule.

(c)

Each PFA Mortgage Loan has been originated or purchased by PFA and each PAM Mortgage Loan has been originated or purchased by PFA and purchased from PFA by PAM, and each Mortgage Loan has been serviced, collected and otherwise dealt with by PFA and any affiliate of PFA in compliance with all applicable federal, state and local laws and regulations and the terms of the related Mortgage Note and related Mortgage.

(d)

Each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (irrespective of whether such enforcement is considered in a proceeding of equity or at law).

(e)

Each Mortgage is a valid and enforceable first priority lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens (including mechanics’ liens) having priority over the first lien of the Mortgage except for:  (i) liens for real estate taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected or considered in the lender’s title insurance policy delivered to the originator of the related Mortgage Loan and referred to in the appraisal made in connection with the origination of the related Mortgage Loan and (iii) other liens and matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

(f)

Any security agreement, chattel mortgage or equivalent document related to such Mortgage Loan establishes and creates a valid and enforceable first lien on the related Mortgaged Property.

(g)

As of the Cut-Off Date, each scheduled Monthly Payment required to be made in respect of each Mortgage Loan on or prior to September 1, 2005 has been paid and no Mortgage Loan has been dishonored.  As of the Cut-Off Date, none of the Mortgage Loans was thirty or more days delinquent.

(h)

Neither Seller has advanced funds, or induced, solicited or knowingly received any advance of funds in respect of a Mortgage Loan by a person other than the related Mortgagor, directly or indirectly, for the payment of any amount required under such Mortgage Loan.

(i)

Neither Seller has impaired, waived, altered or modified any Mortgage or the related Mortgage Note in any material respect (except that the related Mortgage Loan may have been modified by a written instrument, a copy of which has been delivered to the Trustee as part of the Mortgage File).

(j)

As of the Cut-Off Date, no Mortgage has been satisfied (except as otherwise disclosed in the Certificate provided to the purchaser pursuant to Section 2.04 of the PSA), canceled or subordinated, in whole or in part, or rescinded, and no Mortgaged Property has been released from the lien of the related Mortgage, in whole or in part (except for a release that does not materially impair the security of the related Mortgage Loan or a release the effect of which is reflected in the Loan-to-Value Ratio for the Mortgage Loan as set forth in the applicable Schedule of Mortgage Loans), nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(k)

No condition exists which could give rise to any right of rescission, set off, counterclaim, or defense including, without limitation, the defense of usury, and no such right has been asserted.

(l)

There are no proceedings pending for the total or partial condemnation nor eminent domain proceedings pending affecting any Mortgaged Property.

(m)

Each Mortgage Loan is covered by either (i) a mortgage title insurance policy or other generally acceptable form of insurance policy customary in the jurisdiction where the related Mortgaged Property is located or (ii) if generally acceptable in the jurisdiction where the related Mortgaged Property is located, an attorney’s opinion of title given by an attorney licensed to practice law in the jurisdiction where the related Mortgaged Property is located.  All of the related Seller’s rights under such policies, opinions or other instruments shall be transferred and assigned to Purchaser upon sale and assignment of the Mortgage Loans hereunder.  Each title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the related Mortgaged Property is located, insuring the original lender, its successor and assigns, as to the first priority lien of the related Mortgage in the original principal amount of the related Mortgage Loan, subject to the exceptions contained in such policy.  Each Seller is the sole insured of such mortgagee title insurance policy, and such mortgagee title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  Neither Seller nor any affiliate of a Seller has made, and no Seller has knowledge of, any claims under such mortgagee title insurance policy.  Neither Seller is aware of any action by a prior holder and neither Seller nor any affiliate of a Seller has, by act or omission, done anything which could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney’s opinion of title, as applicable.

(n)

To the best of each Seller’s knowledge, there is no material default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, other than a payment delinquency that is for a payment due after the date specified in clause (g) above. Neither Seller nor any affiliate of a Seller has waived any default, breach, violation or event of acceleration under any Mortgage or the related Mortgage Note.

(o)

All rate adjustments have been performed in accordance with the material terms of the related Mortgage Note or subsequent modifications thereof, if any.

(p)

There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting any Mortgaged Property.

(q)

No foreclosure proceedings are pending against any Mortgaged Property and no Mortgage Loan is subject to any pending bankruptcy or insolvency proceeding, and no material litigation or material lawsuit relating to any Mortgage Loan is pending.

(r)

Except in the case of Mortgage Loans secured by units in planned unit developments, and by condominium units, each Mortgage Loan obligates the mortgagor thereunder to maintain a hazard insurance policy (“Hazard Insurance”) in an amount at least equal to the lesser of (i) the maximum insurable value of such improvements or (ii) the Principal Balance of the Mortgage Loan with a standard mortgagee clause, in either case in an amount sufficient to avoid the application of any “co-insurance provisions”, and, if it was in place at origination of the Mortgage Loan, flood insurance, at the Mortgagor’s cost and expense.  If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued.  Each Mortgage obligates the Mortgagor to maintain the Hazard Insurance and, if applicable, flood insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor.  Each Mortgaged Property is covered by Hazard Insurance.

(s)

No Mortgage Note is secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage.

(t)

Each Mortgage contains an enforceable provision for the acceleration of the payment of the Principal Balance of the related Mortgage Loan in the event that the related Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.  Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale or judicial foreclosure and (ii) otherwise by judicial foreclosure.  The related Mortgaged Property is not subject to any bankruptcy proceeding or foreclosure proceeding and the related Mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to any Mortgagor that would interfere with the right to sell the related Mortgaged Property at a trustee’s sale or the right to foreclose the related Mortgage.  In the event a Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, as been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under such deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor.  No Mortgagor has notified a Seller or any affiliate of such Seller and neither Seller has any knowledge of any relief requested or allowed to any Mortgagor under the Servicemembers Civil Relief Act, as amended.

(u)

Each Mortgaged Property is free from damage caused by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of such Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended.

(v)

Each Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

(w)

There was no fraud involved in the origination of any Mortgage Loan by the mortgagee or by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan.

(x)

An appraisal of each Mortgaged Property was performed in connection with the origination of the related Mortgage Loan and the Mortgage File contains such appraisal on forms approved by Fannie Mae or Freddie Mac indicating an appraised value equal to the appraised value identified for such Mortgaged Property on the applicable Schedule of Mortgage Loans.  Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended and each appraisal meets guidelines that would be generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans.

(y)

All parties which have had any interest in a Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and  material licensing requirements of the laws of the state wherein the related Mortgaged Property is located.

(z)

No improvements on any Mortgaged Property (upon which value was given) encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon the Mortgaged Property unless there exists in the Mortgage File a title policy with endorsements which insure against losses sustained by the insured as a result of such encroachments.

(aa)

Each Mortgage Loan was originated or acquired by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD, such that the origination procedures relating to such Mortgage Loan would not prevent the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 3-A, Class 4-A, Class A-R and the Class B-1 Certificates from being deemed “mortgage related securities” as such term is defined in Section 3 of the Securities Exchange Act of 1934 as amended from time to time.

(bb)

Principal payments on each Mortgage Loan commenced within sixty days after the proceeds of such Mortgage Loan were disbursed to the extent that the related Mortgage Note requires a payment of principal.  Each Mortgage Note is payable on the first day of each month.

(cc)

With respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, the Servicer and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made or could be made.  No escrow deposits or escrow advances or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Mortgage Note.

(dd)

No Mortgage Loan contains any provision pursuant to which scheduled Monthly Payments are: (i) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor; (ii) paid by any source other than the Mortgagor or (iii) contains any other similar provisions which may constitute a “buydown” provision.  No Mortgage Loan is deemed a graduated payment mortgage loan, nor does it have a shared appreciation or other contingent interest feature.

(ee)

As of the origination date of each Mortgage Loan, the related Mortgaged Property is lawfully permitted to be occupied under applicable law.

(ff)

No law relating to servicing, collection, notification practices or origination practices, has been violated in connection with any Mortgage Loan transferred to the Purchaser pursuant to this Agreement, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws.  Each Mortgage Loan has been serviced in accordance with the terms of the related Mortgage Note.

(gg)

No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

(hh)

The proceeds of each Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing each Mortgage Loan and the recording of the related Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the related Mortgage Note or Mortgage.

(ii)

There are no mechanics’ or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting any Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

(jj)

As to each Mortgage Loan, interest is calculated on the related Mortgage Note on the basis of the number of days provided therein.

(kk)

Each Mortgaged Property consists of detached single- or multi-family dwelling units, individual condominium units and individual units in planned unit developments.  No Mortgaged Property consists of a leasehold estate.

(ll)

Neither Seller used selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans originated or acquired by such Seller.  The Mortgage Loans are representative of the related Seller’s portfolio of adjustable rate mortgage loans.

(mm)

In the event any Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no material fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(nn)

Each Mortgage Note, the related Mortgage, the related Assignment and any other related documents required to be delivered with respect to the related Mortgage Loan pursuant to the Pooling and Servicing Agreement have been delivered to the Trustee or its designee, all in compliance with the specific requirements of the Pooling and Servicing Agreement.

(oo)

Each Mortgage Loan constitutes a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(pp)

(A) No more than approximately 45.37% of the PFA Mortgage Loans, by outstanding Principal Balance as of the Cut-Off Date, will be secured by Mortgaged Properties located in the State of California, and no more than approximately 5.98% of the PFA Mortgage Loans, by outstanding Principal Balance of the Mortgage Loans as of the Cut-Off Date, will be secured by Mortgaged Properties located in any one other state; (B) as of the Cut-Off Date, no more than approximately 0.83% of the PFA Mortgage Loans, by outstanding Principal Balance of the PFA Mortgage Loans as of the Cut-Off Date, are secured by Mortgaged Properties located in the 95014 ZIP code area; (C) no more than approximately 38.54% of the PFA Mortgage Loans, by outstanding Principal Balance of the PFA Mortgage Loans as of the Cut-Off Date, are secured by units in planned unit developments; and (D) at least approximately 54.06% of the PFA Mortgage Loans, in each case by outstanding Principal Balance of the PFA Mortgage Loans as of the Cut-Off Date, are secured by real property with a single family residence erected thereon.

(B) No more than approximately 44.92% of the PAM Mortgage Loans, by outstanding Principal Balance as of the Cut-Off Date, will be secured by Mortgaged Properties located in the State of California, and no more than approximately 9.43% of the PAM Mortgage Loans, by outstanding Principal Balance of the Mortgage Loans as of the Cut-Off Date, will be secured by Mortgaged Properties located in any one other state; (B) as of the Cut-Off Date, no more than approximately 2.6% of the PAM Mortgage Loans, by outstanding Principal Balance of the PAM Mortgage Loans as of the Cut-Off Date, are secured by Mortgaged Properties located in the 95014 ZIP code area; (C) no more than approximately 35.03% of the PAM Mortgage Loans, by outstanding Principal Balance of the PAM Mortgage Loans as of the Cut-Off Date, are secured by units in planned unit developments; and (D) at least approximately 56.69% of the PAM Mortgage Loans, in each case by outstanding Principal Balance of the PAM Mortgage Loans as of the Cut-Off Date, are secured by real property with a single family residence erected thereon.

(qq)

With respect to approximately 98.54% of the PFA Mortgage Loans, by outstanding Principal Balance as of the Cut-Off Date, at the time that the PFA Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.  With respect to approximately 1.46% of the PFA Mortgage Loans, by outstanding Principal Balance as of the Cut-Off Date, at the time that the PFA Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s secondary residence or that the Mortgaged Property would be an investor property.

With respect to approximately 98.20% of the PAM Mortgage Loans, by outstanding Principal Balance as of the Cut-Off Date, at the time that the PAM Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.  With respect to approximately 1.80% of the PAM Mortgage Loans, by outstanding Principal Balance as of the Cut-Off Date, at the time that the PAM Mortgage Loan was made, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s secondary residence or that the Mortgaged Property would be an investor property.

(rr)

No Mortgage Loan is classified as a “high cost mortgage” loan under the Home Ownership and Equity Protection Act of 1994 or under any other applicable state, federal or local law.

(ss)

No Mortgaged Property was, as of the Cut-Off Date, located within one-mile radius of any site which is known to contain any hazardous substance or hazardous waste.

(tt)

All parties which have had any interest in a Mortgage Loan, whether as originator, mortgagee, assignee, pledgee, servicer or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located in light of such person’s status, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing.

(uu)

Any future advances made to a Mortgagor prior to the Cut-Off Date have been consolidated with the Principal Balance secured by the related Mortgage, and the Principal Balance, as consolidated, bears a single interest rate and single repayment term reflected on the applicable Mortgage Loan Schedule.  The consolidated Principal Balance does not exceed the outstanding Principal Balance of the Mortgage Loan as of the Cut-Off Date, except where the outstanding Principal Balance as of the Cut-Off Date has been increased pursuant to a modification duly reflected in the Mortgage File.  No Mortgage Note permits or obligates a Seller to make future advances to the related Mortgagor at the option of the Mortgagor.

(vv)

All parties to a Mortgage Note and the related Mortgage had legal capacity to execute such Mortgage Note and such Mortgage, and each Mortgage Note and the related Mortgage have been duly and properly executed by such parties.

(ww)

All amounts received after the Cut-Off Date with respect to the Mortgage Loans to which the related Seller is not entitled have either been deposited into the Collection Account or, as of no later than two Business Days after the Closing Date, will be deposited into the Collection Account.

(xx)

All of the Mortgage Loans were originated in accordance with the underwriting criteria set forth or referred to in the Prospectus Supplement.

(yy)

Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement.

(zz)

Each of the documents and instruments included in a Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans similar to the Mortgage Loans.

                 (aaa)

Each Mortgage Loan at the time it was made complied in all material respects with applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and predatory and abusive lending laws applicable to the Mortgage Loan.

                 (bbb)

No Mortgage Loan is a “High Cost Loan” or “Covered Loan,” as applicable, (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date), and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

Section 3.02.

Sellers’ Representations and Warranties. Each Seller represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

(i)

Such Seller is duly organized, validly existing and in good standing as a California Limited Partnership under the laws of the State of California and has the power and authority to own its assets and to transact the business in which it is currently engaged.  Such Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, (c) the value or marketability of the related Mortgage Loans, or (d) its ability to foreclose on the related Mortgaged Properties to the extent such foreclosure is conducted by the Servicer.

(ii)

Such Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records.  When executed and delivered, this Agreement will constitute such Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the rights of creditors of federally insured financial institutions, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii)

Such Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted.  It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv)

The execution, delivery and performance of this Agreement by such Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to such Seller or any of its properties or any provision of its limited partnership agreement or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v)

No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of such Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi)

The transactions contemplated by this Agreement are in the ordinary course of such Seller’s business.

(vii)

Such Seller is not insolvent, nor will such Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is such Seller aware of any pending insolvency of such Seller.

(viii)

Such Seller is not in violation of, and the execution and delivery of this Agreement by such Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect such Seller’s financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

(ix)

There are no actions or proceedings against such Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to such Seller’s knowledge, are there any investigations (i) that, if determined adversely, would prohibit such Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect such Seller’s ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement or the Pooling and Servicing Agreement.

(x)

Such Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi)

Such Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii)

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by such Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(xiii)

Such Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

Section 3.03.

Remedies for Breach of Representations and Warranties.  It is understood and agreed that (i) the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser and the Trustee, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File and (ii) the remedies for the breach of such representations and warranties and for the failure to deliver the documents referred to in Section 2.02 shall be as set forth in Section 2.03 of the Pooling and Servicing Agreement

It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

ARTICLE IV.

SELLERS’ COVENANTS

Section 4.01.

Covenants of Each Seller.  Each Seller hereby covenants that except for the transfer hereunder, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; it will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof; and it will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the applicable Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the applicable Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if such Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE V.

INDEMNIFICATION

Section 5.01.

Indemnification.  Each Seller agrees to indemnify and to hold the Purchaser, each of the officers and directors of such entity and each person or entity who controls such entity or person harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser or any such person or entity may sustain in any way  related to (i) the failure of such Seller to perform its duties in compliance with the terms of this Agreement, (ii) any breach of the representations and warranties set forth in Section 3.02 of this Agreement, or (iii) the origination or prior servicing of the Mortgage Loans by reason of any acts, omissions, or alleged acts or omissions of such Seller, the originator or any servicer.  Each Seller shall promptly notify the Purchaser if a claim is made by a third party with respect to this Agreement.  The applicable Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser or any such person or entity in respect of such claim.

ARTICLE VI.

TERMINATION

Section 6.01.

Termination.  The respective obligations and responsibilities of the Sellers and the Purchaser created hereby shall terminate, except for each Seller’s indemnity obligations as provided herein, upon the termination of the Trust as provided in Article XI of the Pooling and Servicing Agreement.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 7.01.

Amendment.  This Agreement may be amended from time to time by the Sellers and the Purchaser by written agreement signed by the parties hereto.

Section 7.02.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws (without regard to its material conflict of laws rules).

Section 7.03.

Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

if to PFA:

Provident Funding Associates, L.P.
1633 Bayshore Highway

Suite 155

Burlingame, California 94010

Attention: Michelle Blake, Chief Financial Officer

if to PAM:

Provident Asset Management, L.P.
1633 Bayshore Highway

Suite 155

Burlingame, California 94010

Attention: Michael Heren, Chief Administrative Officer

or such other addresses as may hereafter be furnished to the Purchaser in writing by the Sellers.

if to the Purchaser:

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830
Attention:  Legal Department

or such other address as may hereafter be furnished to the Sellers in writing by the Purchaser.

Section 7.04.

Severability of Provisions.  If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

Section 7.05.

Counterparts.  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, which may be transmitted by telecopier each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

Section 7.06.

Further Agreements.  The parties hereto each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of the Certificates representing interests in the Mortgage Loans.

Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Sellers, each Seller will cooperate with the Purchaser in connection with the sale of the Certificates.  In that connection, each Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of such Seller as are reasonably required in connection with the offering of the Certificates.

Section 7.07.

Intention of the Parties.  It is the intention of the parties that the Purchaser is purchasing, and each Seller is selling, the related Mortgage Loans rather than pledging such Mortgage Loans to secure a loan by the Purchaser to such Seller.  Accordingly, the parties hereto each intend to treat the transaction as a sale by each Seller, and a purchase by the Purchaser, of the related Mortgage Loans.  The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the Federal income tax consequences of owning the Mortgage Loans and each Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.08.

Successors and Assigns: Assignment of Purchase Agreement.  This Agreement shall bind and inure to the benefit of and be enforceable by each Seller, the Purchaser and the Trustee.  The obligations of each Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser which consent shall be at the Purchaser’s sole discretion, except that the Purchaser acknowledges and agrees that each Seller may assign its obligations hereunder to any Person into which such Seller is merged or any corporation resulting from any merger, conversion or consolidation to which such Seller is a party or any Person succeeding to the business of such Seller.  The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue the Certificates representing undivided interests in such Mortgage Loans.  As an inducement to the Purchaser to purchase the Mortgage Loans, each Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser’s rights against such Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the applicable Seller pursuant to this Agreement by the Trustee.  Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

IN WITNESS WHEREOF, the Sellers and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC.,
as Purchaser

By:

  /s/ Shakti Radhakishun

Name:  Shakti Radhakishun

Title:  Senior Vice President

PROVIDENT FUNDING ASSOCIATES, L.P., as a Seller

By: Provident Funding Group, Inc.,

       General Partner

By:

  /s/ Michelle Blake

Name:  Michelle Blake

Title:  Secretary

PROVIDENT ASSET MANAGEMENT, L.P., as a Seller

By: Provident Mortgage Trust, Inc.,

       General Partner

By:

  /s/ Michael Heren

Name:  Michael Heren

Title:  Chief Administrative Officer

STATE OF CONNECTICUT

)

)ss.:

COUNTY OF FAIRFIELD

)

On the 4th day of November 2005 before me, a Notary Public in and for said State, personally appeared Shakti Radhakishun, known to me to be a Senior Vice President of GREENWICH CAPITAL ACCEPTANCE, INC., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Kimberly J. Donnelly

Notary Public

STATE OF CALIFORNIA

)

)ss.:

COUNTY OF SAN MATEO

)

On the 4th day of November 2005 before me, a Notary Public in and for said State, personally appeared Michelle Blake, known to me to be an officer of Provident Funding Group, Inc., the General Partner of PROVIDENT FUNDING ASSOCIATES, L.P., the limited partnership that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ M. Fajardo

Notary Public

STATE OF CALIFORNIA

)

)ss.:

COUNTY OF SAN MATEO

)

On the 4th day of November 2005 before me, a Notary Public in and for said State, personally appeared Michael Heren, known to me to be an officer of Provident Mortgage Trust, Inc., the General Partner of PROVIDENT ASSET MANAGEMENT, L.P., the limited partnership that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ M. Fajardo

Notary Public

SCHEDULE I

MORTGAGE LOAN SCHEDULE – PFA

SCHEDULE II

MORTGAGE LOAN SCHEDULE – PAM